Exhibit 1


                                IRREVOCABLE PROXY

         The undersigned Shareholder of Galileo Technology Ltd., a corporation formed under the laws of the State of Israel (the "Company"), hereby irrevocably appoints and constitutes _______________ the attorney and proxy of the undersigned with full power of substitution and resubstitution to the full extent of the undersigned's rights with respect to (i) the issued and outstanding ordinary shares, par value NIS 0.01 per share, of the Company ("Company Ordinary Shares"), owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and
(ii) any and all other Company Ordinary Shares, which the undersigned (individually or jointly) may acquire beneficially or of record after the date hereof (collectively, the "Subject Securities"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Subject Securities, are hereby revoked, and no subsequent proxies will be given with respect to any of the Subject Securities. This proxy is irrevocable and is coupled with an interest.

         The attorneys and proxies named above are hereby instructed and authorized to exercise this proxy during the period from the date hereof through the earlier of (i) the date upon which the Agreement of Merger dated October 16, 2000 (the "Merger Agreement") by and among the Company, Marvell Technology Group Ltd., a Bermuda corporation, and Toshack Acquisitions Ltd., an Israeli corporation, is validly terminated and (ii) the date upon which the Merger becomes effective (the "Expiration Date"), at the Company Shareholder Meeting (as defined in the Merger Agreement), however called, and at every adjournment or postponement thereof, or in any written action by consent of shareholders of the Company, to (a) appear, or cause the holder of record as of the record date for the Company Shareholder Meeting to appear at the Company Shareholder Meeting, or any adjournments or postponements thereof, for the purpose of establishing a quorum, (b) vote or cause to be voted all the Subject Securities in favor of the Merger (as defined in the Merger Agreement) and the other related transactions, the adoption and approval of the terms of the Merger Agreement and in favor of the transactions and each of the other actions contemplated by the Merger Agreement and the Merger, and (c) vote all the Subject Securities against any Acquisition Proposal and any related transaction or agreement. The term "Acquisition Proposal" shall mean, other than the Merger, any proposal or inquiry that constitutes, or may reasonably be expected to lead to an Acquisition Transaction. The term "Acquisition Transaction" shall mean any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company, or any merger, consolidation, business combination, amalgamation, arrangement, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its subsidiaries or any other material corporate transactions the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger.

         This Proxy does not relate to, and the undersigned Shareholder remains entitled to vote the Subject Securities on, all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Subject Securities).


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




         This proxy shall terminate upon the Expiration Date.

Dated:
        ----------------------------
                                        SHAREHOLDER


                                        ---------------------------------------
                                        Name:
                                             ----------------------------------


                                        Number of Company Ordinary
                                        Shares owned beneficially
                                        or of record as of the date
                                        of this proxy:


                                        ---------------------------------------








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